Exhibit 99.1

Clovis Oncology Announces 2014 Objectives and Financial Guidance

BOULDER, Colo.--(BUSINESS WIRE)--January 13, 2014--Clovis Oncology, Inc. (NASDAQ: CLVS) today announced anticipated development milestones and financial guidance for 2014. Clovis currently has three clinical development programs underway, and expects to initiate four registration studies for two of its programs during the first half of 2014.

“2014 promises to be a defining year for Clovis Oncology,” said Patrick J. Mahaffy, President and CEO of Clovis Oncology. “We expect to initiate three global registration studies for CO-1686 in first- and second-line mutant EGFR non-small cell lung cancer in the first half of 2014, and we have just begun to recruit patients into our pivotal ARIEL3 global study in ovarian cancer for rucaparib. We also expect to initiate our Phase 2 development program for lucitanib in the first half of 2014. It is rare for a company our size to have the ability and resources to undertake a development plan this substantial, and our commitment to do so is driven entirely by the quality of the compounds in our hands, and the enthusiasm of our clinical investigators.”

CO-1686

A novel, oral, targeted covalent inhibitor of mutant forms of the epidermal growth factor receptor (EGFR) for the treatment of non-small cell lung cancer (NSCLC), CO-1686 is the subject of an expanded development program that includes three registration studies in the TIGER program –Third-generation Inhibitor of mutant EGFR in Lung Cancer – to initiate during the first half of 2014. Clovis anticipates completing the following milestones in 2014 for CO-1686:

  Complete the dose escalation portion of the Phase 1 trial to identify the recommended Phase 2 dose;
  Initiate the expansion cohorts of the Phase I/II study to assess efficacy in second-line T790M+ NSCLC patients and in first-line mutant EGFR NSCLC;
  Initiate the TIGER2 registration study in 2nd line T790M positive NSCLC;
  Initiate the TIGER3 registration study in later-line T790M positive NSCLC;
  Initiate the Phase 2 portion of the TIGER1 registration study in 1st line EGFR NSCLC; and
  Initiate the Phase 1 Japanese study.

Rucaparib

An oral, potent, small molecule poly (ADP-ribose) polymerase (PARP) inhibitor, rucaparib is being explored in ovarian cancer patients with BRCA mutations and other DNA repair deficiencies. In addition to the ARIEL studies (Assessment of Rucaparib in Ovarian Cancer Trials), a study in BRCA-mutant pancreatic cancer is also about to begin. Clovis anticipates completing the following milestones in 2014 for rucaparib:

  Continue to enroll patients in the ARIEL2 Phase 2 biomarker study;
  Commence enrollment of the ARIEL3 Phase 3 registration maintenance study; and
  Initiate the Phase 2 pancreatic cancer study in mutant BRCA patients.

Lucitanib

An oral inhibitor of the tyrosine kinase activity of fibroblast growth factor (FGF) receptors 1 and 2, vascular endothelial growth factor (VEGF) receptors 1-3, and platelet-derived growth factor (PDGF) receptors alpha and beta, lucitanib is the subject of a Phase 2 program exploring its use in patients with treatment-refractory FGF-aberrant breast cancer and patients with metastatic squamous NSCLC. In addition to the breast cancer study currently underway by its partner Servier, Clovis anticipates completing the following milestones in 2014 for lucitanib:

  Initiate the U.S. Phase 2 breast cancer study; and
  Initiate the global Phase 2 squamous cell lung cancer study in selected patients.

Year-End 2013 Cash Position and 2014 Financial Guidance

Clovis ended 2013 with $323 million in cash (these results are unaudited), which should provide sufficient resources to aggressively develop its drug candidates. Clovis expects a cash burn of approximately $120 million for 2014.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops diagnostic tools that direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs or discovery programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in our clinical development programs for CO-1686, rucaparib and lucitanib, the corresponding development pathways of our companion diagnostics, actions by the FDA, the EMA or other regulatory authorities regarding whether to approve drug applications that may be filed, as well as their decisions regarding drug labeling, and other matters that could affect the availability or commercial potential of our drug candidates or companion diagnostics, including competitive developments. Clovis Oncology does not undertake to update or revise any forward-looking statements. A further description of risks and uncertainties can be found in Clovis Oncology’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its reports on Form 10-Q and Form 8-K.

CONTACT:
Clovis Oncology, Inc.
Anna Sussman, 303-625-5022
asussman@clovisoncology.com
or
Breanna Burkart, 303-625-5023
bburkart@clovisoncology.com